Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, October 26, 2021

Retail Opportunity Investments Corp. Reports
Third Quarter 2021 Results

San Diego, CA, October 26, 2021 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2021.

HIGHLIGHTS
▪$21.1 million of net income attributable to common stockholders ($0.17 per diluted share)
▪$32.6 million in Funds From Operations(1) ($0.25 per diluted share)
▪97.4% portfolio lease rate at September 30, 2021
▪4.0% increase in same-center cash net operating income (3Q‘21 vs. 3Q‘20)
▪10.9% increase in same-space cash rents on new leases (5.2% increase on renewals)
▪$122.7 million of grocery-anchored shopping center acquisitions lined up year to date
▪$60.4 million of grocery-anchored shopping centers acquired YTD ($27.9 million in 3Q‘21)
▪$62.3 million of grocery-anchored shopping center acquisitions currently under contract
▪$69.7 million of property dispositions YTD ($43.9 million in 3Q‘21, exited Sacramento)
▪$46.1 million of common equity raised YTD ($11.2 million in 3Q‘21)
▪No borrowings outstanding on unsecured credit facility at September 30, 2021
▪2021 FFO guidance range reaffirmed ($0.98 to $1.02 per diluted share)
▪$0.11 per share cash dividend declared
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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the third quarter we again posted solid leasing results capitalizing on the strong demand for space. We increased our portfolio lease rate to over 97% again and achieved releasing rent growth on both new leases signed as well as renewals. Additionally, we are enhancing our portfolio through our disciplined investment program. To date, we have lined up $122.7 million of grocery-anchored shopping center acquisitions. We also completed our exit of the Sacramento market, selling our last two properties during the third quarter.” Tanz further commented, “Looking ahead, we are poised to have a solid finish to 2021 and are diligently working to position the company for a strong 2022.”
FINANCIAL RESULTS SUMMARY
For the three months ended September 30, 2021, GAAP net income attributable to common stockholders was $21.1 million, or $0.17 per diluted share, as compared to GAAP net income attributable to common stockholders of $6.5 million, or $0.06 per diluted share, for the three months ended September 30, 2020. For the nine months ended September 30, 2021, GAAP net income attributable to common stockholders was $45.0 million, or $0.38 per diluted share, as compared to GAAP net income attributable to common stockholders of $23.1 million, or $0.20 per diluted share, for the nine months ended September 30, 2020. Included in net income for the three and nine months ended September 30, 2021 were $12.9 million and $22.3 million, respectively, of gain on sale of real estate.

FFO for the third quarter of 2021 was $32.6 million, or $0.25 per diluted share, as compared to $31.6 million in FFO, or $0.25 per diluted share for the third quarter of 2020. FFO for the first nine months of 2021 was $95.3 million, or $0.74 per diluted share, as compared to $98.2 million in FFO, or $0.77 per diluted share for the first nine months of 2020. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the third quarter of 2021, same-center net operating income (NOI) was $47.9 million, as compared to $46.0 million in same-center NOI for the third quarter of 2020, representing a 4.0% increase. For the first nine months of 2021, same-center NOI increased 2.2% as compared to same-center NOI for the first nine months of 2020. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At September 30, 2021, ROIC had a total market capitalization of approximately $3.6 billion including approximately $1.3 billion of principal debt outstanding. As of September 30, 2021, 93.6% of ROIC’s principal debt outstanding was unsecured, and no borrowings were outstanding on its $600 million unsecured revolving credit facility. Additionally, ROIC’s interest coverage ratio and net principal debt-to-annualized EBITDA ratio for the third quarter was 3.3 times and 6.6 times, respectively.

Year to date, ROIC has issued approximately 2.5 million shares of common stock through its ATM program, raising $46.1 million in gross proceeds, including issuing approximately 1.9 million shares of common stock during the second quarter, and approximately 0.6 million shares in the third quarter.

ACQUISITION SUMMARY

Year to date, ROIC has lined up a total of $122.7 million in grocery-anchored shopping center acquisitions, including acquiring one grocery-anchored shopping center in the third quarter.

Canyon Creek Plaza

In September 2021, ROIC acquired Canyon Creek Plaza for $27.9 million. The shopping center is approximately 65,000 square feet and is anchored by New Seasons Supermarket. The property is located in San Jose, California, and is currently 98.5% leased.

Subsequent to the third quarter, ROIC acquired the following grocery-anchored shopping center.

Palomar Village

In October 2021, ROIC acquired Palomar Village for $32.5 million. The shopping center is approximately 125,000 square feet and is anchored by Albertsons Supermarket and CVS Pharmacy. The property is located in Temecula, California and is currently 95.6% leased.

ROIC currently has contracts to acquire two grocery-anchored shopping centers in separate transactions for a total of $62.3 million. Both properties are located within the Seattle metropolitan area.

DISPOSITION SUMMARY

Year to date, ROIC has sold three properties, in separate transactions, for a total of $69.7 million. During the second quarter, ROIC sold one property, located in San Diego, California, for $25.8 million. During the third quarter, ROIC completed its planned exit of the Sacramento market, selling its remaining two Sacramento properties, in separate transactions, for a total of $43.9 million.

PROPERTY OPERATIONS SUMMARY

At September 30, 2021, ROIC’s portfolio was 97.4% leased. During the third quarter, ROIC executed 121 leases, totaling 374,572 square feet, including 49 new leases, totaling 91,280 square feet, achieving a 10.9% increase in same-space comparative base rent, and 72 renewed leases, totaling 283,292 square feet, achieving a 5.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

On October 8, 2021, ROIC distributed a cash dividend of $0.11 per share. On October 25, 2021, ROIC’s board of directors declared a cash dividend of $0.11 per share, payable on January 7, 2022 to stockholders of record on December 17, 2021.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday October 27, 2021 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 3366916. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on October 27, 2021 and will be available until 3:00 p.m. Eastern Time on November 3, 2021. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 3366916. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2021, ROIC owned 86 shopping centers encompassing approximately 9.8 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, Standard & Poor’s, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Real Estate Investments:
Land	$875,818	$881,872
Building and improvements	2,272,296	2,274,680
	3,148,114	3,156,552
Less: accumulated depreciation	490,638	460,165
	2,657,476	2,696,387
Mortgage note receivable	4,896	4,959
Real Estate Investments, net	2,662,372	2,701,346
Cash and cash equivalents	91,150	4,822
Restricted cash	2,319	1,814
Tenant and other receivables, net	56,545	58,756
Deposits	1,000	—
Acquired lease intangible assets, net	44,342	50,110
Prepaid expenses	1,328	4,811
Deferred charges, net	22,198	25,655
Other assets	16,982	17,296
Total assets	$2,898,236	$2,864,610

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,797	$298,524
Credit facility	—	48,000
Senior Notes	944,833	943,655
Mortgage notes payable	85,727	86,509
Acquired lease intangible liabilities, net	117,166	125,796
Accounts payable and accrued expenses	51,215	17,687
Tenants’ security deposits	6,918	6,854
Other liabilities	40,700	46,426
Total liabilities	1,545,356	1,573,451

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 121,423,616 and 118,085,155 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	1,552,447	1,497,662
Dividends in excess of earnings	(284,144)	(289,309)
Accumulated other comprehensive loss	(4,877)	(8,812)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,263,438	1,199,553
Non-controlling interests	89,442	91,606
Total equity	1,352,880	1,291,159
Total liabilities and equity	$2,898,236	$2,864,610

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$69,907	$69,066	$208,925	$208,997
Other income	1,478	706	2,377	2,199
Total revenues	71,385	69,772	211,302	211,196

Operating expenses
Property operating	11,009	10,313	32,334	30,203
Property taxes	8,564	8,510	25,502	25,265
Depreciation and amortization	22,854	24,649	69,401	73,041
General and administrative expenses	4,746	4,101	14,353	11,974
Other expense	147	165	631	525
Total operating expenses	47,320	47,738	142,221	141,008

Gain on sale of real estate	12,880	—	22,340	—

Operating income	36,945	22,034	91,421	70,188
Non-operating expenses
Interest expense and other finance expenses	(14,356)	(15,065)	(43,173)	(45,047)
Net income	22,589	6,969	48,248	25,141
Net income attributable to non-controlling interests	(1,494)	(503)	(3,254)	(2,026)
Net Income Attributable to Retail Opportunity Investments Corp.	$21,095	$6,466	$44,994	$23,115

Earnings per share – basic and diluted	$0.17	$0.06	$0.38	$0.20

Dividends per common share	$0.11	$—	$0.33	$0.20

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to ROIC	$21,095	$6,466	$44,994	$23,115
Plus: Depreciation and amortization	22,854	24,649	69,401	73,041
Less: Gain on sale of real estate	(12,880)	—	(22,340)	—
Funds from operations – basic	31,069	31,115	92,055	96,156
Net income attributable to non-controlling interests	1,494	503	3,254	2,026
Funds from operations – diluted	$32,563	$31,618	$95,309	$98,182

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Number of shopping centers included in same-center analysis	85	85			85	85
Same-center occupancy	97.4%	97.0%		0.4%	97.4%	97.0%		0.4%

Revenues:
Base rents	$50,276	$49,854	$422	0.8%	$149,257	$150,964	$(1,707)	(1.1)%
Percentage rent	90	55	35	63.6%	264	268	(4)	(1.5)%
Recoveries from tenants	16,492	16,248	244	1.5%	49,634	49,440	194	0.4%
Other property income	939	539	400	74.2%	1,493	1,335	158	11.8%
Bad debt	(513)	(2,065)	1,552	(75.2)%	(1,938)	(8,131)	6,193	(76.2)%
Total Revenues	67,284	64,631	2,653	4.1%	198,710	193,876	4,834	2.5%
Operating Expenses
Property operating expenses	10,969	10,311	658	6.4%	32,069	30,607	1,462	4.8%
Property taxes	8,418	8,278	140	1.7%	25,022	24,695	327	1.3%
Total Operating Expenses	19,387	18,589	798	4.3%	57,091	55,302	1,789	3.2%
Same-Center Cash Net Operating Income	$47,897	$46,042	$1,855	4.0%	$141,619	$138,574	$3,045	2.2%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating income	$36,945	$22,034	$91,421	$70,188
Depreciation and amortization	22,854	24,649	69,401	73,041
General and administrative expenses	4,746	4,101	14,353	11,974
Other expense	147	165	631	525
Gain on sale of real estate	(12,880)	—	(22,340)	—
Straight-line rent	(126)	(333)	(438)	(563)
Amortization of above- and below-market rent	(2,125)	(2,756)	(6,571)	(10,756)
Property revenues and other expenses (1)	(183)	(156)	(466)	(420)
Total Company cash NOI	49,378	47,704	145,991	143,989
Non same-center cash NOI	(1,481)	(1,662)	(4,372)	(5,415)
Same-center cash NOI	$47,897	$46,042	$141,619	$138,574

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net